Exhibit 99.1

October 29, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for Diedrich Coffee, Inc. (the “Company”) and, under the date of August 20, 2004, we reported on the consolidated financial statements of the Company as of and for the years ended June 30, 2004 and July 2, 2003. On October 26, 2004, we were notified that the Company terminated our appointment as its principal accountants. We have read the statements included under Item 4.01 of the Company’s Current Report on Form 8-K, dated October 26, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with: (i) the statements in Item 4.01(b) that the Audit Committee of the Board of Directors approved the dismissal of KPMG LLP as the Company’s principal accountants upon the acceptance by BDO Seidman, LLP of the appointment to serve in such capacity and that the decision to change auditors was recommended and approved by the Company’s Audit Committee; and (ii) the statements in Items 4.01(a) and 4.01(c).

Very truly yours,

/s/ KPMG LLP